(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

Voya Balanced Portfolio, Inc., Voya Variable Funds, Voya Variable Portfolios, Inc., Voya Intermediate Bond Portfolio, and Voya Money Market Portfolio

We consent to the use of our report dated February 26, 2014, incorporated herein by reference, for Voya Balanced Portfolio (formerly, ING Balanced Portfolio), a series of Voya Balanced Portfolio, Inc. (formerly, ING Balanced Portfolio, Inc.), Voya Growth and Income Portfolio (formerly, ING Growth and Income Portfolio), a series of Voya Variable Funds (formerly, ING Variable Funds), Voya Global Value Advantage Portfolio (formerly, ING Global Value Advantage Portfolio) and Voya Small Company Portfolio (formerly, ING Small Company Portfolio), each a series of Voya Variable Portfolios, Inc. (formerly, ING Variable Portfolios, Inc.), Voya Intermediate Bond Portfolio (formerly, ING Intermediate Bond Portfolio), and Voya Money Market Portfolio (formerly, ING Money Market Portfolio), and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our report dated February 21, 2014, incorporated herein by reference, for Voya Australia Index Portfolio, Voya Emerging Markets Index Portfolio, Voya Euro STOXX 50® Index Portfolio, Voya FTSE 100 Index® Portfolio, Voya Hang Seng Index Portfolio, Voya International Index Portfolio, Voya Japan TOPIX Index® Portfolio, Voya RussellTM Large Cap Growth Index Portfolio, Voya RussellTM Large Cap Index Portfolio, Voya RussellTM Large Cap Value Index Portfolio, Voya RussellTM Mid Cap Growth Index Portfolio, Voya RussellTM Mid Cap Index Portfolio, Voya RussellTM Small Cap Index Portfolio, and Voya U.S. Bond Index Portfolio (formerly, ING Australia Index Portfolio, ING Emerging Markets Index Portfolio, ING Euro STOXX 50® Index Portfolio, ING FTSE 100 Index® Portfolio, ING Hang Seng Index Portfolio, ING International Index Portfolio, ING Japan TOPIX Index® Portfolio, ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, ING RussellTM Mid Cap Growth Index Portfolio, ING RussellTM Mid Cap Index Portfolio, ING RussellTM Small Cap Index Portfolio, and ING U.S. Bond Index Portfolio, respectively), each a series of Voya Variable Portfolios , Inc. (formerly, ING Variable Portfolios, Inc.), and to the use of our report dated February 18, 2014, incorporated herein by reference, for Voya Index Plus LargeCap Portfolio, Voya Index Plus MidCap Portfolio, and Voya Index Plus SmallCap Portfolio (formerly, ING Index Plus LargeCap Portfolio , ING Index Plus MidCap Portfolio, and ING Index Plus SmallCap Portfolio, respectively), each a series of Voya Variable Portfolios, Inc. (formerly, ING Variable Portfolios, Inc.), and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Boston, Massachusetts

April 28, 2014